FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
June 27, 2022
Jefferies Announces Second Quarter 2022 Financial Results

Q2 Financial Highlights
•Net income attributable to common shareholders of $114 million, or $0.45 per diluted share
•Annualized return on adjusted tangible equity of 5.8%1
•Total Investment Banking and Capital Markets and Asset Management Net Revenues of $1.13 billion
•Investment Banking net revenues of $687 million
•Combined Capital Markets net revenues of $416 million
•Asset Management net revenues (before allocated net interest2) of $45 million
•Repurchased 8.0 million shares of common stock for $258.0 million, or an average price of $32.20 per share; at May 31, 2022, we had 232.3 million shares outstanding and 259.6 million shares outstanding on a fully diluted basis3; our book value per share was $44.34 and tangible book value per fully diluted share4 was $33.36 at May 31, 2022
•Since January 2018, Jefferies has repurchased 145.3 million shares of common stock5 for $3.4 billion, or an average price of $23.16 per share; Jefferies has returned to shareholders $4.6 billion, or 46% of shareholders' equity and 61% of tangible shareholders' equity6 at January 1, 2018
•Our Board of Directors has authorized the repurchase in the future of an additional up to $250 million of our common stock

"Our second quarter results are reasonable in the face of an extremely challenging capital markets environment, with some markets being all but shut to new issues. We achieved Investment Banking and Capital Markets and Asset Management net revenues of over $1.1 billion despite the limited new issue market, as well as some unrealized markdowns in our mortgage inventory and leveraged finance commitments. Similarly, we incurred increased expenses for conferences, travel and other marketing, which will primarily benefit future periods, as well as our $14 million charitable contributions to support Ukraine.

"Our Investment Banking advisory activity remains strong as our clients continue to look to Jefferies to support them through this transition in economic and market conditions. We believe our market position continues to strengthen and we will reap the benefit of this as conditions normalize and the new issue market picks up. Our backlog7 is consistent with last quarter's strong levels but execution remains dependent on market conditions. Based on our ongoing dialogues with our clients, we believe that M&A and capital markets activity will pick up when stability and visibility improve.

"We are deeply appreciative of our entire team that is persevering through this period of instability, working tirelessly to add to our significant pipeline of future deals while we wait for the market to open. We have invested heavily in human capital throughout Jefferies over the past decade, and in particular these past two years. We remain optimistic of our long-term growth and trajectory and look forward to continued success serving our ever increasing and incredibly loyal client base."

Richard Handler, CEO, and Brian Friedman, President

Quarterly Cash Dividend

The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on August 26, 2022 to record holders of Jefferies common shares on August 15, 2022.

1 Jefferies Financial Group

Financial Summary

(Dollars in thousands, except per share amounts)	Three Months Ended May 31,			Six Months Ended May 31,
	2022	2021 (8)	% Change	2022	2021 (8)	% Change
Net revenues:
Investment Banking and Capital Markets	$1,098,378	$1,598,862	(31)%	$2,580,196	$3,586,358	(28)%
Asset Management	31,147	50,675	(39)%	91,103	279,877	(67)%
Merchant Banking	238,255	296,815	(20)%	427,790	563,819	(24)%
Corporate	1,818	724	151%	2,564	1,314	95%
Consolidation Adjustments	(516)	3,431	(115)%	(656)	6,081	(111)%
Net revenues	$1,369,082	$1,950,507	(30)%	$3,100,997	$4,437,449	(30)%

Income before income taxes	$166,541	$474,139	(65)%	$558,873	$1,274,924	(56)%

Net income attributable to common shareholders	$114,014	$352,596	(68)%	$441,461	$935,031	(53)%

Diluted earnings per share	$0.45	$1.30	(65)%	$1.70	$3.43	(50)%

Weighted average diluted shares	251,979	271,092		261,494	271,948

Annualized return on adjusted tangible equity[1]	5.8%	19.2%		11.2%	27.0%

Highlights

Three months ended May 31, 2022	Six months ended May 31, 2022

•Net income attributable to common shareholders of $114 million, or $0.45 per diluted share.
•Repurchased 8.0 million shares of common stock for $258.0 million, or an average price of $32.20 per share, including 7.8 million shares of common stock in the open market for $250.0 million under our current Board of Directors authorization and 0.2 million shares of common stock for $8.1 million in connection with net-share settlements under our equity compensation plan.
•We had 232.3 million shares outstanding and 259.6 million shares outstanding on a fully diluted basis[3] at May 31, 2022. Our book value per share was $44.34 and tangible book value per fully diluted share[4] was $33.36 at May 31, 2022.
•Our Board of Directors has authorized the repurchase in the future of an additional up to $250 million of our common stock.

•Net income attributable to common shareholders of $441 million, or $1.70 per diluted share.
•Repurchased 18.1 million shares of common stock for $622.2 million, or an average price of $34.47 per share, including 14.6 million shares of common stock in the open market for $500.0 million under our Board of Directors authorizations and 3.4 million shares of common stock for $122.2 million in connection with net-share settlements under our equity compensation plan.

2 Jefferies Financial Group

Three months ended May 31, 2022	Six months ended May 31, 2022
Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues were $687 million, as our advisory activity remained strong, while our debt and equity underwriting net revenues were lower than the same period last year, consistent with a reduction in industry-wide deal activity.
•Combined Capital Markets net revenues of $416 million were lower as compared to prior year quarter. Equities net revenues benefited from record high commissions, partially offset by a challenging environment for risk assets, as our results were impacted by market volatility and global instability. Fixed Income net revenues reflect lower trading volumes, unrealized mark to market losses on certain mortgage inventory positions and a slowdown in securitization activity as a result of increased uncertainty in respect of inflation and interest rates.

•Investment Banking net revenues of $1.69 billion were driven by significantly higher advisory net revenues, offset by lower net revenues in debt and equity underwriting.
•Combined Capital Markets net revenues of $896 million were lower as compared to prior year period. Equities net revenues were significantly impacted by market volatility and global instability. Fixed Income results were impacted by lower trading volumes in the face of inflation concerns and interest rate uncertainty.

Asset Management	Asset Management
•Asset Management net revenues reflects a difficult trading environment as compared to the prior year quarter.	•Asset Management net revenues reflect higher asset management fees, offset by lower investment returns and lower revenues from strategic affiliates as compared to the prior year period.

Legacy Merchant Banking	Legacy Merchant Banking
•Merchant Banking results reflect strong results at Idaho Timber, offset by mark-to-market hedging losses at Vitesse and a decline in the value of several of our investments in public companies. We continue to work toward the realization of the Merchant Banking portfolio.

•Merchant Banking results reflect strong results at Idaho Timber as favorable pricing that began in 2020 has continued for much of the second quarter, offset by mark-to-market hedging losses at Vitesse and a decline in the value of several of our investments in public companies.

* * * *

Amounts herein pertaining to May 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and six months ended May 31, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about July 8, 2022.

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

3 Jefferies Financial Group

Notes

1.Return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

2.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. Refer to Selected Financial and Statistical Information on pages 8 to 10.

3.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

4.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

5.The 145.3 million common shares repurchased since January 2018 includes 141.2 million shares of common stock repurchased in the open market for $3.2 billion under our Board of Director authorizations and 4.1 million shares of common stock for $136.6 million repurchased in connection with net-share settlements under our equity compensation plan.

6.Tangible shareholders' equity (a non-GAAP financial measure), is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

7.Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

8.In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

4 Jefferies Financial Group

Summary

(In thousands, except per share amounts) (Unaudited)
	Three Months Ended May 31,		Six Months Ended May 31,
	2022	2021	2022	2021
Net revenues	$1,369,082	$1,950,507	$3,100,997	$4,437,449
Income before income taxes and loss related to associated companies	$188,241	$497,665	$610,558	$1,309,018
Loss related to associated companies	(21,700)	(23,526)	(51,685)	(34,094)
Income before income taxes	166,541	474,139	558,873	1,274,924
Income tax provision	49,683	120,820	114,040	339,056
Net income	116,858	353,319	444,833	935,868
Net (income) loss attributable to the noncontrolling interests	(1,096)	669	(127)	1,412
Net loss attributable to the redeemable noncontrolling interests	323	234	896	1,003
Preferred stock dividends	(2,071)	(1,626)	(4,141)	(3,252)
Net income attributable to common shareholders	$114,014	$352,596	$441,461	$935,031

Basic earnings per common share attributable to Jefferies common shareholders:
Net income	$0.46	$1.33	$1.73	$3.51

Basic: weighted average shares	249,142	263,280	253,330	264,829

Diluted earnings per common share attributable to Jefferies common shareholders:
Net income	$0.45	$1.30	$1.70	$3.43

Diluted: weighted average shares	251,979	271,092	261,494	271,948

5 Jefferies Financial Group

A summary of results for the three months ended May 31, 2022 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,098,378	$31,147	$238,255	$1,818	$—	$(516)	$1,369,082
Expenses:
Cost of sales	—	—	130,449	—	—	—	130,449
Compensation and benefits	522,860	10,816	39,319	5,482	—	—	578,477
Non-compensation expenses:
Floor brokerage and clearing fees	85,247	8,769	—	—	—	—	94,016
Selling, general and other expenses	279,442	10,122	32,834	6,043	—	(160)	328,281
Interest expense	—	—	926	—	8,385	—	9,311
Depreciation and amortization	22,766	467	16,655	419	—	—	40,307
Total non-compensation expenses	387,455	19,358	50,415	6,462	8,385	(160)	471,915
Total expenses	910,315	30,174	220,183	11,944	8,385	(160)	1,180,841
Income (loss) before income taxes and loss related to associated companies	188,063	973	18,072	(10,126)	(8,385)	(356)	188,241
Loss related to associated companies	—	—	(21,700)	—	—	—	(21,700)
Income (loss) before income taxes	$188,063	$973	$(3,628)	$(10,126)	$(8,385)	$(356)	166,541
Income tax provision							49,683
Net income							$116,858

A summary of results for the three months ended May 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments (1)	Total
Net revenues	$1,598,862	$50,675	$296,815	$724	$—	$3,431	$1,950,507
Expenses:
Cost of sales	—	—	143,847	—	—	—	143,847
Compensation and benefits	778,284	21,671	24,252	7,035	—	—	831,242
Non-compensation expenses:
Floor brokerage and clearing fees	66,211	10,599	—	—	—	—	76,810
Selling, general and other expenses	293,276	10,768	32,631	4,910	—	(25)	341,560
Interest expense	5,271	—	843	—	13,829	—	19,943
Depreciation and amortization	20,805	489	17,268	878	—	—	39,440
Total non-compensation expenses	385,563	21,856	50,742	5,788	13,829	(25)	477,753
Total expenses	1,163,847	43,527	218,841	12,823	13,829	(25)	1,452,842
Income (loss) before income taxes and loss related to associated companies	435,015	7,148	77,974	(12,099)	(13,829)	3,456	497,665
Loss related to associated companies	—	—	(23,526)	—	—	—	(23,526)
Income (loss) before income taxes	$435,015	$7,148	$54,448	$(12,099)	$(13,829)	$3,456	474,139
Income tax provision							120,820
Net income							$353,319

(1) In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

6 Jefferies Financial Group

A summary of results for the six months ended May 31, 2022 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,580,196	$91,103	$427,790	$2,564	$—	$(656)	$3,100,997
Expenses:
Cost of sales	—	—	226,120	—	—	—	226,120
Compensation and benefits	1,247,136	30,752	78,642	11,631	—	—	1,368,161
Non-compensation expenses:
Floor brokerage and clearing fees	157,413	20,564	—	—	—	—	177,977
Selling, general and other expenses	520,378	21,976	59,504	11,980	—	(300)	613,538
Interest expense	—	—	1,623	—	16,776	—	18,399
Depreciation and amortization	46,321	829	38,251	843	—	—	86,244
Total non-compensation expenses	724,112	43,369	99,378	12,823	16,776	(300)	896,158
Total expenses	1,971,248	74,121	404,140	24,454	16,776	(300)	2,490,439
Income (loss) before income taxes and loss related to associated companies	608,948	16,982	23,650	(21,890)	(16,776)	(356)	610,558
Loss related to associated companies	—	—	(51,685)	—	—	—	(51,685)
Income (loss) before income taxes	$608,948	$16,982	$(28,035)	$(21,890)	$(16,776)	$(356)	558,873
Income tax provision							114,040
Net income							$444,833

A summary of results for the six months ended May 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments (1)	Total
Net revenues	$3,586,358	$279,877	$563,819	$1,314	$—	$6,081	$4,437,449
Expenses:
Cost of sales	—	—	239,406	—	—	—	239,406
Compensation and benefits	1,887,979	44,456	48,781	22,569	—	—	2,003,785
Non-compensation expenses:
Floor brokerage and clearing fees	132,785	20,441	—	—	—	—	153,226
Selling, general and other expenses	522,009	22,932	59,151	9,579	—	(174)	613,497
Interest expense	10,824	—	1,755	—	27,731	—	40,310
Depreciation and amortization	41,515	968	33,982	1,742	—	—	78,207
Total non-compensation expenses	707,133	44,341	94,888	11,321	27,731	(174)	885,240
Total expenses	2,595,112	88,797	383,075	33,890	27,731	(174)	3,128,431
Income (loss) before income taxes and loss related to associated companies	991,246	191,080	180,744	(32,576)	(27,731)	6,255	1,309,018
Loss related to associated companies	—	—	(34,094)	—	—	—	(34,094)
Income (loss) before income taxes	$991,246	$191,080	$146,650	$(32,576)	$(27,731)	$6,255	1,274,924
Income tax provision							339,056
Net income							$935,868

(1) In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

7 Jefferies Financial Group

Selected Financial and Statistical Information

(Amounts in Thousands, Except Other Data) (Unaudited)
	Quarter Ended
	May 31, 2022	February 28, 2022	May 31 2021 (1)
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$371,760	$543,769	$390,508

Equity underwriting	122,435	156,100	324,462
Debt underwriting	107,020	245,179	285,730
Total underwriting	229,455	401,279	610,192

Other investment banking (2)	85,746	58,134	82,461

Total investment banking	686,961	1,003,182	1,083,161

Equities	254,807	277,047	242,949
Fixed income	161,478	202,800	257,197
Total capital markets	416,285	479,847	500,146

Other (2)	(4,868)	(1,211)	15,555

Total Investment Banking and Capital Markets Net Revenues (3)	1,098,378	1,481,818	1,598,862

Asset management fees and revenues (4)	14,116	44,502	22,490
Investment return (5)	30,637	29,530	39,624
Allocated net interest (5)	(13,606)	(14,076)	(11,439)
Total Asset Management Net Revenues	31,147	59,956	50,675

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$1,129,525	$1,541,774	$1,649,537

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$94,016	$83,961	$76,810
Underwriting costs	13,191	8,128	33,031
Technology and communications	108,630	104,555	95,285
Occupancy and equipment rental	24,561	25,250	28,771
Business development	47,880	24,376	27,039
Professional services	52,192	51,118	54,240
Depreciation and amortization	23,233	23,917	21,294
Other	43,110	39,363	70,949

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$406,813	$360,668	$407,419

Investment Banking, Capital Markets and Asset Management Compensation and Benefits Expenses:
Compensation and benefits	$533,676	$744,212	$799,955
Compensation and benefits expenses as a percentage of net revenues	47.2%	48.3%	48.5%

8 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)
	Six Months Ended May 31,
	2022	2021 (1)
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$915,529	$701,947

Equity underwriting	278,535	819,268
Debt underwriting	352,199	483,097
Total underwriting	630,734	1,302,365

Other investment banking (2)	143,880	165,483

Total investment banking	1,690,143	2,169,795

Equities	531,854	773,965
Fixed income	364,278	620,556
Total capital markets	896,132	1,394,521

Other (2)	(6,079)	22,042

Total Investment Banking and Capital Markets Net Revenues (3)	2,580,196	3,586,358

Asset management fees and revenues (4)	58,618	88,799
Investment return (5)	60,167	212,916
Allocated net interest (5)	(27,682)	(21,838)
Total Asset Management Net Revenues	91,103	279,877

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$2,671,299	$3,866,235

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$177,977	$153,226
Underwriting costs	21,319	69,167
Technology and communications	213,185	187,224
Occupancy and equipment rental	49,811	52,554
Business development	72,256	45,030
Professional services	103,310	92,876
Depreciation and amortization	47,150	42,483
Other	82,473	108,914

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$767,481	$751,474

Investment Banking, Capital Markets and Asset Management Compensation and Benefits Expenses:
Compensation and benefits	$1,277,888	$1,932,435
Compensation and benefits expenses as a percentage of net revenues	47.8%	50.0%

9 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	May 31, 2022	February 28, 2022	May 31 2021 (1)
Other Data:
Number of trading days	64	61	64
Number of trading loss days (6)	10	8	20
Average VaR (in millions) (7)	$11.84	$12.12	$15.77

		Six Months Ended May 31,
		2022	2021 (1)
Other Data:
Number of trading days		125	124
Number of trading loss days (6)		18	29
Average VaR (in millions) (7)		$11.98	$15.89

(1)In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Previously reported results are presented on a comparable basis.
(2)In the first quarter of 2022, we also made a change to present our share of the net earnings of Berkadia Commercial Mortgage Holding LLC within Investment banking net revenues, which was previously presented within our Other business category. Previously reported results are presented on a comparable basis.
(3)Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(4)Includes management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
(5)Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(6)Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments.
(7)VaR estimates the potential loss in value of trading positions in our Investment Banking and Capital Markets and Asset Management business segments due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2021.

10 Jefferies Financial Group

Financial Data and Metrics

(Amounts in Millions, Except Other Data) (Unaudited)

	Quarter Ended
	May 31, 2022	February 28, 2022	May 31 2021 (1)
Financial position (1):
Total assets	$57,214	$60,036	$57,979
Total assets less goodwill and intangible assets for the period	$55,329	$58,142	$56,066
Cash and cash equivalents	$8,523	$8,501	$8,443
Financial instruments owned	$20,248	$21,633	$19,938
Level 3 financial instruments owned (2)	$740	$640	$735
Goodwill and intangible assets	$1,885	$1,895	$1,912
Total equity	$10,368	$10,549	$10,095
Total shareholders' equity	$10,300	$10,490	$10,073
Tangible equity (3)	$8,415	$8,596	$8,160

Other data and financial ratios:
Leverage ratio (1) (4)	5.5	5.7	5.7
Tangible gross leverage ratio (1) (5)	6.6	6.8	6.9

Number of employees, at period end	5,619	5,625	5,151

(1)Amounts pertaining to May 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three and six months ended May 31, 2022.
(2)Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
(3)Tangible equity (a non-GAAP financial measure) represents total Jefferies shareholders' equity less goodwill and identifiable intangible assets. We believe that tangible equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.
(4)Leverage ratio equals total assets divided by total equity.
(5)Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

11 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net income attributable to common shareholders to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended May 31,		Six Months Ended May 31,
	2022	2021	2022	2021

Net income attributable to common shareholders (GAAP)	$114,014	$352,596	$441,461	$935,031
Intangible amortization and impairment expense, net of tax	1,739	2,664	4,781	5,251
Adjusted net income (non-GAAP)	$115,753	$355,260	$446,242	$940,282
Annualized adjusted net income (non-GAAP)	$463,012	$1,421,040	$892,484	$1,880,564

	February 28,		November 30,
	2022	2021	2021	2020

Shareholders' equity (GAAP)	$10,490,300	$9,745,862	$10,553,755	$9,403,893
Less: Intangible assets, net and goodwill	(1,894,721)	(1,914,322)	(1,897,500)	(1,913,467)
Less: Deferred tax asset	(382,741)	(410,420)	(327,547)	(393,687)
Less: Weighted average quarter-to-date or year-to-date impact of cash dividends and share repurchases	(162,339)	(36,759)	(378,907)	(142,189)
Adjusted tangible shareholders' equity (non-GAAP)	$8,050,499	$7,384,361	$7,949,801	$6,954,550

Return on adjusted tangible equity	5.8%	19.2%	11.2%	27.0%

Jefferies Shareholders' Equity GAAP Reconciliation

The table below reconciles our shareholders' equity to tangible shareholders' equity (in thousands):

December 31, 2017

Shareholders' equity (GAAP)	$10,105,957
Intangible assets, net and goodwill	(2,463,180)
Tangible shareholders' equity (non-GAAP)	$7,642,777

12 Jefferies Financial Group

Jefferies Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

May 31, 2022

Book value (GAAP)	$10,300,177
Redeemable convertible preferred shares convertible to common shares (1)	125,000
Stock options (2)	120,089
Intangible assets, net and goodwill	(1,885,043)
Adjusted tangible book value (non-GAAP)	$8,660,223

Common shares outstanding (GAAP)	232,321
Restricted stock units ("RSUs")	16,629
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	5,061
Other	1,141
Fully diluted shares outstanding (non-GAAP) (3)	259,593

Book value per share outstanding	$44.34
Tangible book value per fully diluted share outstanding	$33.36

(1)	Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2)	Stock options added to book value are equal to the total number of stock options outstanding as of May 31, 2022 of 5,061,000 multiplied by the weighted average exercise price of $23.73 on May 31, 2022. Stock options added to fully diluted shares are equal to the total stock options outstanding on May 31, 2022.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

13 Jefferies Financial Group